Exhibit 10.3

FIRST AMENDMENT TO

CONVERTIBLE PROMISSORY NOTE

THIS FIRST AMENDMENT TO CONVERTIBLE PROMISSORY NOTE (“First Amendment”) effective as of June 18, 2025 (“Amendment Effective Date”), amends that certain Convertible Promissory Note given by US Nuclear Corp, a Delaware corporation (“Borrower”) in favor of Digital Trust FBO Michael G. Hastings Traditional IRA (“Lender”) effective as of December 20, 2024 (“Note”), as follows:

1. Amendment to Section 3 of the Note. Section 3 of the Note is deleted in its entirety and replaced with the following:

“3. Conversion Rights. This Note may be converted by the Lender into common stock of the Borrower under the following terms:

(a) Preferred Conversion Option (Through June 30, 2025). If the Lender delivers written notice of conversion on or before June 30, 2025, the Lender shall be entitled to convert the outstanding balance of this Note—comprising (i) Principal, (ii) accrued but unpaid Interest as defined in Section 2, and (iii) any other costs due to Lender hereunder—into common stock of Borrower at a rate of 0.05 divided by the amount in (i) through (iii), so for example, conversion of $100 of the amount in (i) through (iii) equals 2,000 shares of common stock ($100 divided by 0.05).

(b) Default Conversion Method (After June 30, 2025). If no written notice of conversion is delivered by June 30, 2025, the Note shall remain convertible at the existing conversion rate of 200,000 shares per $12,000 of the total amount described in (i)–(iii) above (the ‘Conversion Rate’).

(c) Additional Provisions. The Conversion Rate shall be subject to equitable adjustment for any stock splits, stock combinations, or other similar corporate actions affecting the Borrower’s common stock. Conversion shall be treated as a ‘cashless exercise’ pursuant to applicable law. No fractional shares shall be issued upon conversion. Any fractional share otherwise issuable shall be settled in cash based on the “fair market value” of Borrower’s common stock, as determined in good faith by the Borrower’s Board of Directors with reference to recent trading history, prevailing market conditions, bid-ask spreads, and comparable securities. Upon conversion, this Note shall be deemed satisfied and cancelled in full, and the Borrower shall be released from all obligations hereunder. The Lender shall deliver the original Note to the Borrower’s principal office at the time of conversion.”

2. Balance of Note. Except as amended herein, the balance of the Note shall be binding on the parties, and deemed restated in its entirety as amended.

3. Counterparts; Electronic Signatures. The parties agree that this First Amendment may be executed in counterparts with electronic signatures constituting originals for all intents and purposes.

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SIGNATURE PAGE TO FIRST AMENDMENT TO

CONVERTIBLE PROMISSORY NOTE

IN WITNESS WHEREOF, Borrower and Lender have caused this First Amendment to Convertible Promissory Note to be executed and delivered as of the Amendment Effective Date.

BORROWER:

US NUCLEAR CORP, a Delaware
corporation

By:	Robert I. Goldstein
Its:	President

LENDER:

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